EXHIBIT 99.1

Pegasystems Announces Financial Results for the First Quarter of 2018

•	Term and cloud ACV grew 22% year over year and by more than $20 million in the first quarter of 2018

•	Total ACV grew 15% year over year to nearly $500 million

•	Cloud revenue increased 50% and margin expanded year over year

CAMBRIDGE, Mass. — May 10, 2018 — Pegasystems Inc. (NASDAQ: PEGA), the software company empowering customer engagement at the world’s leading enterprises, today announced its financial results for the first quarter of 2018.

“We’re pleased to see our clients embracing our strategic shift to more recurring arrangements,” said Alan Trefler, founder and CEO, Pegasystems. “We have a unique offering for customer engagement and digital process automation that has tremendous potential. We continue to be very positive about how our software is being adopted and our long-term growth opportunities.”

“We are excited to see our term and cloud ACV grow 22 percent, year over year, driving total ACV of nearly $500 million,” said Ken Stillwell, CFO, Pegasystems, “We have discussed the importance of ACV as our most relevant performance metric of the growth and predictability of the future cash flow of our business, especially under the new revenue standard.”

Select financial and performance metrics(1)(2)

	Three Months Ended March 31,

(Dollars in thousands, except per share amounts)	2018	2017	Change
		As Adjusted
Perpetual license (GAAP and Non-GAAP)	$23,078	$37,899	$(14,821)	(39%)
Term license (GAAP and Non-GAAP)	$64,695	$89,109	$(24,414)	(27%)
Software license revenue (GAAP and Non-GAAP)	$87,773	$127,008	$(39,235)	(31%)
Total revenue (GAAP and Non-GAAP)	$235,182	$256,309	$(21,127)	(8%)
Net income (GAAP)	$12,200	$52,963	$(40,763)	(77%)
Net income (Non-GAAP)	$20,252	$54,070	$(33,818)	(63%)
Diluted earnings per share (GAAP)	$0.15	$0.65	$(0.50)	(77%)
Diluted earnings per share (Non-GAAP)	$0.24	$0.66	$(0.42)	(64%)
Cash provided by operating activities (GAAP and Non-GAAP)	$55,655	$32,444	$23,211	72%

(1)	A reconciliation of our Non-GAAP to GAAP measures is contained in the financial schedules at the end of this release. The Company adopted the new revenue recognition standard (“ASC 606”) in the current quarter and has adjusted prior periods to conform.

(2)	The decrease in total revenue in the three months ended March 31, 2018 was primarily due to;

•	A large multi-year term renewal of approximately $35 million recognized in revenue in the first quarter of 2017 under ASC 606; and

•	The growth of cloud ACV was more than double the rate of term ACV. Cloud arrangements are recognized in revenue over the contract duration, as compared to term arrangements, which are recognized in revenue when effective under ASC 606.

Annual contract value (ACV) (1)

(1)	ACV, as of a given date, is the sum of the following two components:

•	The sum of the annual value of each term and cloud contract in effect on such date, with the annual value of a term or cloud contract being equal to the total value of the contract divided by the total number of years of the contract.

•	Maintenance revenue reported for the quarter ended on such date, multiplied by four.

Quarterly conference call

Pegasystems will host a conference call and audio-only webcast associated with this announcement at 5:00 p.m. EDT today.

A live audio webcast of the conference call, together with detailed financial information, can be accessed through the investor information page of the Company’s website at www.pega.com/about/investors.

Dial-in information is as follows: (888) 394-8218 (domestic) or (323) 701-0225 (international).

To listen to the webcast, log onto www.pega.com/about/investors at least five minutes prior to the event’s broadcast and click on the webcast icon in the investors  section. A replay of the call will also be available on www.pega.com/about/investors by clicking the earnings calls link in the Investors section.

Discussion of non-GAAP financial measures

To supplement our financial results presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”), the Company provides non-GAAP measures, including in this release. Pegasystems’ management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions, and for forecasting and planning for future periods. The Company’s annual financial plan is prepared on both a GAAP and non-GAAP basis, and both are approved by our board of directors. In addition, and as a consequence of the importance of these measures in managing the business, the Company uses non-GAAP measures and financial performance results in the evaluation process to establish management’s compensation.

The non-GAAP measures exclude the effects of certain business combination accounting entries, stock-based compensation expense, amortization of intangible assets, acquisition-related and restructuring expenses, and certain other adjustments. The Company believes these non-GAAP measures are helpful in understanding its past financial performance and its anticipated future results. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

A reconciliation of the Company’s GAAP to non-GAAP measures is included in the financial schedules at the end of this release.

Forward-looking statements

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industry and markets in which we operate, and management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “strategy,” “is intended to,” “project,” “guidance,” “likely,” “usually,” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Important factors that could cause actual future activities and results to differ materially from those expressed in such forward-looking statements include, among others, variation in demand for our products and services and the difficulty in predicting factors affecting the timing of license revenue recognition; reliance on third party relationships; our beliefs and the timing of the completion of our analysis regarding the impact of the Tax Cuts and Jobs Act of 2017, including its impact on income tax expense and deferred tax assets; the inherent risks associated with international operations and the continued uncertainties in the global economy; our continued effort to market and sell both domestically and internationally; foreign currency exchange rates; the financial impact of any future acquisitions; the potential legal and financial liabilities and reputation damage due to cyber-attacks and security breaches; and management of our growth. These risks and other factors that could cause actual results to differ materially from those expressed in such forward-looking statements, are described more completely in Part I of our Annual Report on Form 10-K for the year ended December 31, 2017 as well as other filings we make with the U.S. Securities and Exchange Commission (“SEC”). These documents are available on the Company’s website at www.pega.com/about/investors.

The forward-looking statements contained in this press release represent the Company’s views as of May 10, 2018. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause our view to change, except as required by applicable law, we do not undertake and specifically disclaim any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to May 10, 2018.

About Pegasystems

Pegasystems Inc. is the leader in software for customer engagement and operational excellence. Pega’s adaptive, cloud-architected software – built on its unified Pega PlatformTM – empowers people to rapidly deploy, and easily extend and change applications to meet strategic business needs. Over its 35-year history, Pega has delivered award-winning capabilities in CRM and BPM, powered by advanced artificial intelligence and robotic automation, to help the world’s leading brands achieve breakthrough business results. For more information on Pegasystems (NASDAQ: PEGA) visit www.pega.com.

Press Contact:

Lisa Pintchman

Pegasystems Inc.

lisa.pintchman@pega.com

(617) 866-6022

Twitter: @pega

Investor Contact:

Garo Toomajanian

ICR for Pegasystems

PegaInvestorRelations@pega.com

(617) 866-6077

All trademarks are the property of their respective owners.

PEGASYSTEMS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,

	2018	2017
		As Adjusted(1)
Revenue
Software license	$87,773	$127,008
Maintenance	64,525	58,713
Services	82,884	70,588

Total revenue	235,182	256,309

Cost of revenue
Software license	1,255	1,300
Maintenance	6,082	7,218
Services	68,277	59,572

Total cost of revenue	75,614	68,090

Gross profit	159,568	188,219

Operating expenses
Selling and marketing	88,383	69,681
Research and development	46,785	40,296
General and administrative	16,464	12,335

Total operating expenses	151,632	122,312

Income from operations	7,936	65,907

Foreign currency transaction (loss)/gain	(1,085)	745
Interest income, net	764	205
Other income/(expense), net	363	(279)

Income before (benefit)/provision for income taxes	7,978	66,578
(Benefit)/provision for income taxes	(4,222)	13,615

Net income	$12,200	$52,963

Earnings per share
Basic	0.16	0.69
Diluted	0.15	0.65
Weighted-average number of common shares outstanding
Basic	78,236	76,761
Diluted	83,102	81,875
Cash dividends declared per share	$0.03	$0.03

(1)	We adopted the new revenue recognition standard (“ASC 606”) in the current quarter and have adjusted prior periods to conform.

PEGASYSTEMS INC.

UNAUDITED RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES(1)

(in thousands, except % and per share amounts)

	Three Months Ended March 31,

	2018	2017	Change
		As Adjusted(4)
Total revenue (GAAP and Non-GAAP)	$235,182	$256,309	(8%)

Gross profit (GAAP)	$159,568	$188,219	(15%)
Amortization of intangible assets	1,232	1,334
Stock-based compensation(2)	3,701	3,622

Gross profit (Non-GAAP)	$164,501	$193,175	(15%)

Income from operations (GAAP)	$7,936	$65,907	(88%)
Amortization of intangible assets	2,837	3,200
Stock-based compensation(2)	15,109	12,508

Income from operations (Non-GAAP)	$25,882	$81,615	(68%)

Net income (GAAP)	$12,200	$52,963	(77%)
Amortization of intangible assets	2,837	3,200
Stock-based compensation(2)	15,109	12,508
Income tax effects (3)	(9,894)	(14,601)

Net income (Non-GAAP)	$20,252	$54,070	(63%)

Diluted earnings per share (GAAP)	$0.15	$0.65	(77%)
Amortization of intangible assets	0.03	0.04
Stock-based compensation (2)	0.18	0.15	—
Income tax effects (3)	(0.12)	(0.18)

Diluted earnings per share (Non-GAAP)	$0.24	$0.66	(64%)

Diluted weighted-average number of common shares outstanding (GAAP and Non-GAAP)	83,102	81,875	1%
(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures, and the material limitations on the usefulness of these measures, see disclosure under “Discussion of non-GAAP financial measures” included earlier in this release and below.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

•	Amortization of intangible assets: We have excluded the amortization expense of intangible assets from our non-GAAP operating expenses and profitability measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and are expected to contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

•	Stock-based compensation: We have excluded stock-based compensation expense from our non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expense.

(2)	Stock-based compensation was as follows:

	Three Months Ended March 31,

(in thousands)	2018	2017
Cost of revenues	$3,701	$3,622
Selling and marketing	4,658	3,405
Research and development	3,637	3,312
General and administrative	3,113	2,169

	$15,109	$12,508

Income tax benefit	$(3,141)	$(3,815)

(3) The effective tax rates were as follows:

	Three Months Ended March 31,

	2018	2017
		As Adjusted(4)
Effective tax rate (GAAP)	(53)%	20%
Effective tax rate (Non-GAAP)	22%	34%

The difference between our GAAP and non-GAAP effective tax rates for the three months ended March 31, 2018 and 2017 primarily related to the impact of the following items on our GAAP effective tax rate:

•	Excess tax benefits generated by our stock-based compensation plans;

•	Tax credits for stock-based compensation awards to research and development employees; and

•	Unfavorable foreign stock-based compensation adjustments.

(4)	We adopted the new revenue recognition standard (“ASC 606”) in the current quarter and have adjusted prior periods to conform.

PEGASYSTEMS INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2018	December 31, 2017
		As Adjusted(1)
Assets:
Total cash, cash equivalents, and marketable securities	$254,837	$223,748
Total receivables (billed and unbilled)	498,715	542,341
Goodwill	73,017	72,952
Other assets	179,386	172,526

Total assets	$1,005,955	$1,011,567

Liabilities and stockholders’ equity:
Accrued expenses, including compensation and related expenses	$92,371	$111,548
Short-term deferred revenue	175,586	166,297
Deferred income tax liabilities	39,932	38,463
Other liabilities	35,943	41,022
Stockholders’ equity	662,123	654,237

Total liabilities and stockholders’ equity	$1,005,955	$1,011,567

(1)	We adopted the new revenue recognition standard (“ASC 606”) in the current quarter and have adjusted prior periods to conform.

PEGASYSTEMS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,

	2018	2017
		As Adjusted(1)
Operating activities:
Net income	$12,200	$52,963
Adjustments to reconcile net income to cash provided by operating activities:
Change in operating assets and liabilities, net	19,591	(47,555)
Stock-based compensation expense	15,109	12,508
Depreciation and amortization of intangible assets	6,145	6,088
Other non-cash	2,610	8,440

Cash provided by operating activities	55,655	32,444

Cash used in investing activities	(31,278)	(3,727)

Cash used in financing activities	(23,052)	(15,994)

Effect of exchange rates on cash and cash equivalents	2,186	521

Net increase in cash and cash equivalents	3,511	13,244

Cash and cash equivalents, beginning of period	162,279	70,594

Cash and cash equivalents, end of period	$165,790	$83,838

(1)	We adopted the new revenue recognition standard (“ASC 606”) in the current quarter and have adjusted prior periods to conform.